LRO # 21 Charge/Mortgage	In preparation on 2024 04 23	at 13:06

This document has not been submitted and may be incomplete	yyyy mm dd	Page 1 of 6

Properties
PIN	40532 - 0031 LT	Interest/Estate	Fee Simple
Description	PT LT 20 CON 8 THURLOW PT 1 21R18453; BELLEVILLE ; COUNTY OF HASTINGS
Address	PHILLIPSTON ROAD
BELLEVILLE

PIN	40532 - 0032 LT	Interest/Estate	Fee Simple
Description	PT LT 20 CON 8 THURLOW PT 1 21R19513; BELLEVILLE; COUNTY OF HASTINGS
Address	704 PHILLIPSTON ROAD
ROSLIN

PIN	40532 - 0033 LT	Interest/Estate	Fee Simple
Description	PT LT 20 CON 8 THURLOW PT 2 21R19513; S/T QR266045; BELLEVILLE ; COUNTY OF HASTINGS
Address	PHILLIPSTON ROAD
BELLEVILLE

PIN	40532 - 0041 LT	Interest/Estate	Fee Simple
Description	PT LT 20 CON 8 THURLOW PT 25, 27 AND 29 21R6801; BELLEVILLE ; COUNTY OF HASTINGS
Address	PHILLIPSTON ROAD
BELLEVILLE

Chargor(s)
The chargor(s) hereby charges the land to the chargee(s). The chargor(s) acknowledges the receipt of the charge and the standard charge terms, if any.

Name	1684567 ONTARIO INC.
Acting as a company
Address for Service	200 Davenport Road, Toronto, Ontario M5R 1J2

A person or persons with authority to bind the corporation has/have consented to the registration of this document. This document is not authorized under Power of Attorney by this party.

Chargee(s)		Capacity	Share

Name	R. WILLIAMSON CONSULTANTS LTD.		1/3 INTEREST
Acting as a company
Address for Service	86 Carrick Trail, Gravenhurst, Ontario P1P 0A6

Name	P.I.C.K.S. INC.		1/3 INTEREST
Acting as a company
Address for Service	1-85 West Wilmot Street, Richmond Hill, Ontario L4B 1K7

Name	TREEGROVE ENTERPRISES INC.		1/3 INTEREST
Acting as a company
Address for Service	53 Treegrove Circle, Aurora, Ontario L4G 6M2

Statements

Schedule: See Schedules

The text added or imported if any, is legible and relates to the parties in this document.

Provisions
Principal	$323,786.00	Currency	CDN
Calculation Period	monthly
Balance Due Date	2024/10/02
Interest Rate	12% per annum
Payments	$3,237.86
Interest Adjustment Date	2024 04 02
Payment Date	2nd day, monthly
First Payment Date	2024 05 02
Last Payment Date	2024 10 02
Standard Charge Terms	200033
Insurance Amount	Full insurable value

LRO # 21 Charge/Mortgage	In preparation on 2024 04 23	at 13:06

This document has not been submitted and may be incomplete	yyyy mm dd	Page 2 of 6

Provisions

 Guarantor

Additional Provisions

The Chargees acknowledge receiving interest payments from April 2, 2024 to and including October 2, 2024.

File Number

Chargee Client File Number : 10509-24